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                     OFFER BY LEUCADIA NATIONAL CORPORATION
                                       TO
                       EXCHANGE 0.4242 OF A COMMON SHARE
                                       OF
                         LEUCADIA NATIONAL CORPORATION
                                      AND
                           ONE CONTINGENT SALE RIGHT
                                      FOR
                     EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF
                       WILTEL COMMUNICATIONS GROUP, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON THURSDAY, OCTOBER 2, 2003, UNLESS THE OFFER IS EXTENDED.

                                                               September 3, 2003

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

    Leucadia National Corporation, a New York corporation ('Leucadia'), offers to exchange each outstanding share of common stock, par value $0.01 per share (collectively, the 'Shares'), of WilTel Communications Group, Inc., a Nevada corporation ('WilTel'), for 0.4242 of a common share, par value $1.00 per share, of Leucadia ('Leucadia Shares') and one Contingent Sale Right ('CSR'), upon the terms and subject to the conditions set forth in the Prospectus, dated September 3, 2003 (the 'Prospectus'), and in the related Letter of Transmittal (which collectively, as amended or supplemented from time to time, constitute the 'Offer'). The Offer is being made in connection with the Agreement and Plan of Merger dated as of August 21, 2003 (the 'Merger Agreement'), among Leucadia, Wrangler Acquisition Corp., a Nevada corporation and a subsidiary of Leucadia, and WilTel.

    Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

    The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer at least a majority of the outstanding Shares not owned by Leucadia or its affiliates, calculated as described in the Prospectus. The Offer is also subject to other terms and conditions described in the Prospectus, the related Letter of Transmittal and the Merger Agreement, all of which should be reviewed in detail.




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    Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

        1. The Prospectus.

        2. The Letter of Transmittal for your use to tender Shares and for the information of your clients. Manually signed copies of the Letter of Transmittal may be used to tender Shares.

        3. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

        4. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

        5. A copy of WilTel's Solicitation/Recommendation Statement on
    Schedule 14D-9.

        6. A return envelope addressed to American Stock Transfer & Trust Company (the 'Exchange Agent and Depository').

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON OCTOBER 2, 2003, UNLESS THE OFFER IS EXTENDED.

    In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an 'agent's message' (as defined in the Prospectus) in connection with a book-entry delivery of Shares, and any other required documents should be sent to the Exchange Agent and Depository and either Share Certificates representing the tendered Shares should be delivered to the Exchange Agent and Depository, or Shares should be tendered by book-entry transfer into the Exchange Agent and Depository's account maintained at one of the Book Entry Transfer Facilities (as described in the Prospectus), all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus. TENDERS BY NOTICE OF GUARANTEED DELIVERY WILL NOT BE ACCEPTED.

    Neither Leucadia nor any officer, director, stockholder, agent or other representative of Leucadia will pay any commissions or fees to any broker, dealer or other person (other than the Information Agent and the Exchange Agent and Depository as described in the Prospectus) for soliciting tenders of Shares pursuant to the Offer. Leucadia will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

    Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent at the following address and telephone number: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022,
Telephone: Shareowners call toll-free (888) 750-5834, Banks and Brokers call collect (212) 750-5833.

Very truly yours,

LEUCADIA NATIONAL CORPORATION

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF LEUCADIA, WILTEL OR THE EXCHANGE AGENT AND DEPOSITORY, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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